Exhibit 5.1

CONYERS DILL & PEARMAN LLP Cricket Square, Hutchins Drive PO Box 2681, Grand Cayman KY1-1111 Cayman Islands T +1 345 945 3901 conyers.com

March 11, 2022

Matter No.: 710693

+1 345 814 7382

Matthew.Stocker@conyers.com

Powerbridge Technology Co., Ltd.

c/o the offices of Sertus Chambers

Governors Square

Suite #5-204

23 Lime Tree Bay Avenue

Grand Cayman

Cayman Islands

Dear Sirs,

Re: Powerbridge Technologies Co., Ltd. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission in the United States (“SEC”) on March 11, 2022 (the “Registration Statement”) relating to the Company’s registration of a secondary offering of up to 6,227,919 ordinary shares (the “Registered Securities”) of the Company, par value $0.00166667 per share, issuable under our 2018 Share Option Plan, assumed and adopted on April 4, 2019 (the “2018 Plan”), and as further amended by the First Amendment to the 2018 Plan approved by our shareholders at the 2020 annual meeting of shareholders on July 27, 2020 (the “First Amendment”, and collectively with the 2018 Plan, the “Amended 2018 Plan”).

For the purposes of giving this opinion, we have examined copies of (i) the Registration Statement; and (ii) a Certificate of Good Standing (the “Certificate of Good Standing”) issued by the Registrar of Companies in relation to the Company.

Conyers Dill & Pearman LLP has been registered, and operating, as a Cayman Islands limited liability partnership since 1 June 2021 following the conversion of the Cayman Islands firm of Conyers Dill & Pearman to a limited liability partnership on that date.

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We have also reviewed the memorandum and articles of association of the Company and the resolutions in writing of the directors of the Company dated February 15, 2022 (the “Resolutions”), the register of members of the Company, and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that the resolutions contained in the Resolutions were passed by unanimous written resolutions of the directors of the Company, remain in full force and effect and have not been and will not be rescinded or amended, (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (e) that any Registered Securities will be issued by the Company against payment in full, which shall be equal to at least the par value thereof, and be duly registered in the Company’s register of members, (f) the effectiveness under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the Commission; and (g) that the Prospectus contained in the Registration Statement, when declared effective by the Commission will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Registered Securities by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing. Pursuant to the Act, a company is deemed to be in good standing if all fees and penalties under the Companies Act of the Cayman Islands (the “Act”) have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

2.	When issued in accordance with the terms of the Amended 2018 Plan, the Registered Securities will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman LLP

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